OPERATING AGREEMENT

of

Cardinal Connect, LLC,

an Arizona limited liability company

Effective as of May 26, 2006

This Operating Agreement is effective as of May 26, 2006.

ARTICLE I

DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a) **"Arizona Act"** means the Arizona Limited Liability Company Act at A.R.S. § 29-601, et seq.

(b) **"Articles of Organization"** means the Articles of Organization of Cardinal Connect, LLC as filed with the Arizona Corporation Commission on May 26, 2006, at File Number L-1283843-7, and as the same may be amended from time to time.

(c) **"Board of Managers"** means a board consisting of one or more Managers as appointed by the vote of the Members having a majority of the Voting Interests of the Company. Should the Board of Managers be composed of one person the Board of Managers shall be equivalent to the Operating Manager.

(d) **"Capital Account"** as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to the terms of this Agreement.

(e) **"Capital Contribution"** means cash, other property, the use of property, services rendered or any other valuable consideration transferred to a limited liability company as consideration for issuing an interest in the Company. **"Initial Capital Contribution"** means the initial contribution to the capital of the Company pursuant to this Operating Agreement.

(f) **"Certificates"** means the Certificates issued by the Company evidencing a Member's Membership Interest in the Company, and shall be in the form attached hereto as **Exhibit A**. Each Certificate must be numerically designated and contain the name of the Member and the number of Membership Interests evidenced by such Certificate.

(g) **"Code"** means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

(h) **"Company"** means Cardinal Connect, LLC.

(i) **"Entity"** means a corporation, a business trust, a real estate investment trust, an unincorporated business association, a general partnership, a limited partnership or a domestic or foreign limited liability company formed or organized under the laws of Arizona, any other state, the United States, any foreign country or any other foreign jurisdictions.

(j) **"Fiscal Year"** means the Company's fiscal year, which shall be the calendar year.

(k) **"Member"** means each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter be admitted as Members pursuant to the terms hereof. To the extent a Manager has purchased Membership Interests (as defined below) in the Company, he or it will have all the rights of a Member with respect to such Membership Interest, and the term **"Member"** as used herein includes a Manager to the extent he or it has purchased such Membership Interests in the Company.

(l) **"Membership Interest"** means a Member's share of the profits and losses of the Company and the right to receive distributions of the Company's assets pursuant to this Operating Agreement and the Arizona Act. All Membership Interests in the Company shall be evidenced by a Certificate issued by the Company to such Member. The total number of certificated Membership Interests the Company shall be authorized to issue shall be 10,000, unless increased or decreased by an affirmative vote of all Members.

(m) **"Net Profits"** and **"Net Losses"** means the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined under the method of accounting chosen by the Company.

(n) **"Operating Agreement"** means this Operating Agreement as originally executed and as amended from time to time.

(o) **"Operating Manager"** means any one or more of the Managers from the Board of Managers who may be appointed by the affirmative vote of a majority of the Board of Managers to exercise certain designated powers as set forth herein or in a written resolution of the Managers, empowering such Operating Manager with authority to operate the day-to-day business of the Company. Notwithstanding any appointment of Operating Manager, unless specified herein or in a written consent of the Members, the powers and authority shall be retained and reside with the Board of Managers as set forth by the terms of this Agreement. If no Operating Manager is appointed, the powers and authority vested in the Operating Manager shall remain with the Board of Managers, and shall be exercised by the affirmative vote of a majority of the Board of Managers.

(p) **"Persons"** means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such **"Person"** where the context so permits.

(q) **"Voting Interests"** shall mean the percentage vote of each Member, which shall be one vote for each Membership Interest held by such Member.

ARTICLE II

FORMATION OF COMPANY

2.01 Formation. The Company was formed on May 26, 2006 by delivering Articles of Organization to the Arizona Corporation Commission in accordance with and pursuant to the Arizona Act.

2.02 Name. The name of the Company is Cardinal Connect, LLC. The Company may, upon an affirmative vote of a majority of the Members, file a tradename listing the Company, under which it may conduct some or all of its business.

2.03 Principal Place of Business (registered office) and Statutory Agent. The Company's registered office shall be 21018 N. 22nd Street, Phoenix, AZ 85024. Its Statutory Agent shall be Steve Basmajian located at 21018 N. 22nd Street, Phoenix, AZ 85024. The registered office and the statutory agent may be changed from time to time by filing the address of the new registered office and/or the name and address of the new statutory agent with the Arizona Corporation Commission pursuant to the Arizona Act.

ARTICLE III

BUSINESS OF COMPANY

3.01 Business of the Company. The business of the Company shall be limited to the business of video on demand products and services and any other legal purpose to which all of the Members hereafter agree upon.

ARTICLE IV

MEMBERS, MEMBERSHIP INTERESTS AND VOTING INTERESTS

4.01 Members. The names and addresses of the initial Members are as follows:

Name	Address
Cardinal Communications, Inc.	11101 W. 120th Ave, Suite 400 Broomfield, CO 80021
ISP V, LLC	21018 N. 22nd Street Phoenix, AZ 85024

4.02 Membership Interests. Certificates reflecting Membership Interests shall be issued to the following:

NAME	MEMBERSHIP INTERESTS	CERTIFICATE NO.

Cardinal Communications, Inc.	8,000	1
ISP V, LLC	2,000	2

Except for the issuance of Certificates by the Company pursuant to Article 11, which will not require the consent of any Member, new or substitute Certificates may not be issued except with the express written unanimous consent of all of the Members.

ARTICLE V

RIGHTS AND DUTIES OF MANAGERS

5.01 Management. The overall business and affairs of the Company shall be managed by the Board of Managers. The Board of Managers shall direct, manage and control the business of the Company to the best of its ability. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of the Arizona Act, the Board of Managers shall have full and complete authority, power and discretion to manage and control the business affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager on the Board of Managers, the Board of Managers may appoint one of the Managers as the Operating Managers to oversee the normal day-to-day business affairs and operations of the Company. The Operating Managers shall have only such authority as is necessary to conduct such day-to-day business affairs of the Company and shall be limited in their authority and powers pursuant to the terms of this Operating Agreement.

5.02 Number, Tenure and Qualifications. The Board of Managers shall initially consist of two Managers, Steve Basmajian and Mark Daus. The number of Managers on the Board of Managers of the Company shall be fixed from time to time by the affirmative vote of the Members holding a majority of the Voting Interests. Each Manager shall hold office until the next annual meeting of the Members or until his successor shall have been elected and qualified. Managers shall be elected by the affirmative vote of the Members holding a majority of the Voting Interests. Managers need not be residents of the State of Arizona or Members of the Company. Actions of the Board of Managers shall be in accordance with the provisions of this Operating Agreement, any resolution approved by the requisite vote or written consent of the Members holding a majority of the Voting Interests.

5.03 Limitation of Authority of Single Managers. Without the approval of the Members holding a majority of the Voting Interests, no one Manager (including the Operating Manager) shall have power and authority, on behalf of the Company:

(a) to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan;

(b) to make tax elections or settle tax disputes with any local, county, state or

federal taxing authority; or

5.04 Operating Manager. The initial Operating Manager shall be Steve Basmajian. In the event of the incapacity, death or withdrawal of Steve Basmajian, the Operating Manager shall be Mark Daus. The Operating Manager's duties and authority shall be pursuant to this Section 5.04 and any other references to him in this Operating Agreement. The Operating Manager shall be responsible for the general overall supervision of the day-to-day business affairs of the Company. The Operating Manager, in general, shall perform all duties as may be prescribed by the Board of Managers from time to time. Notwithstanding the foregoing, and subject to the limitations set forth in Section 5.03, the Operating Manager shall:

(a) be responsible for obtaining a line of credit to be used for initial operating capital as appropriate within the limitations of this Operating Agreement;

(b) effectuate this Operating Agreement and the regulations and decisions of the Members and the Board of Managers;

(c) direct and supervise the day-to-day operations of the Company within the guidelines set by the Board of Managers, as revised from time to time;

(d) within parameters set by the Board of Managers, establish charges and prices for all services and product sales of the Company as may be necessary to provide adequate income for the efficient operation of the Company;

(e) set and adjust wages and rates of pay for all personnel of the Company and shall appoint, hire, manage and dismiss all personnel;

(f) keep the Board of Managers and Members advised in all matters pertaining to the day-to-day operations of the Company, the services rendered, the products provided, operating income and expenses, the financial position of the Company, and, to this end, prepare and submit a report on operations to the Board of Managers and/or the Members at each regular meeting and at other times as may be directed by the Board of Managers and/or the Members;

(g) within parameters set by the Board of Managers, execute on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments and deposit the same into bank accounts approved by the Board of Managers;

(h) employ accountants, legal counsel, managing agents or other experts to perform services for the Company which are approved by the Board of Managers and compensate such Persons or Entities from Company funds;

(i) specifically refer all issues of a legal nature that arise in the operation of the Company's business, immediately to the Board of Managers or to legal counsel as directed by the Board of Managers, so as not to compromise the position of the Company, its Members or the Board of Managers;

(j) timely and accurately submit or refer all claims potentially covered by the Company's insurance policies to the Company's insurance companies so as not to jeopardize insurance coverage on any such claims;

(k) enter into other agreements or arrangements on behalf of the Company, with any other Person for any purpose, in such form as the Board of Managers may approve from time to time; and

(l) do and perform all other authorized acts as may be approved by the Board of Managers and as are necessary or appropriate to the conduct of the Company's business.

5.05 **Other Agents**. Unless authorized to do so by this Operating Agreement or the affirmative vote of a majority of Members, no Manager, Member, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose, other than the Operating Managers.

5.06 **Liability for Certain Acts**. Each Manager shall perform the duties of Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in like position would use under similar circumstances. A Manager who so performs these duties as Manager shall not have any liability to the Company, the Members or any third party, by reason of being or having been a Manager of the Company. No Manager, in any way, guarantees the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. No Manager shall be liable to the Company, any Member or any third party, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by such Manager.

5.07 **Managers Have No Exclusive Duty to the Company**. No Manager shall be required to manage the Company as his or its sole and exclusive function, and such Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company, nor any Member or Manager shall have any claim or right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of a Manager or to the income or proceeds derived therefrom, unless such investment or activity was undertaken by any Operating Manager in violation of Section 5.04. No Manager shall incur any liability to the Company or to any Member as a result of engaging in any other business or venture, unless done in violation of this Operating Agreement.

5.08 **Resignation**. Any Manager, other than the Operating Manager, of the Company may resign at any time by giving written notice to the other Members or Managers of the Company. The resignation of any Manager (other than the Operating Manager) shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of the Member. The Operating Manager may resign only upon thirty (30) days prior written notice to all other Managers then on the Board of Managers and all Members of the Company.

5.09 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding a majority of the Voting Interests, except that so long as ISP V, LLC has not received distributions that total at least $1,800,000 the Operating Manager cannot be removed or replaced without cause except by unanimous vote of all members Any manager can be removed for cause, by the affirmative vote of Members holding a majority of the Voting Interests.

5.10 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of Members holding a majority of the Voting Interests. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by an election at an annual meeting or at a special meeting of Members called for that purpose or by the written consent of Members holding a majority of the Voting Interests. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

5.11 Compensation. The salaries and other compensation of the Board of Managers shall be fixed from time to time by an affirmative vote of Members holding a majority of the Voting Interests. No Manager shall be prevented from receiving such compensation by reason of the fact that he/she is also a Member of the Company. The compensation of any agent and other employees of the Company shall be determined by the Operating Manager; provided that if any such agent or employee is also a Manager, the determination of such agent or employee's compensation shall be made by the Members holding a majority of the Voting Interests, other than such agent or employee.

5.12 Expense Reimbursement. The Managers and, to the extent determined appropriate by the Board of Managers, the other employees of the Company, shall be reimbursed for all direct out-of-pocket expenses (including general and administrative expenses) incurred by them while performing services for the Company or acting in furtherance of the Company business.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF MEMBERS

6.01 Limitation of Liability. Each Member's liability shall be limited as set forth in this Operating Agreement and the Arizona Act.

6.02 Company Debt Liability. No Member shall be personally liable for any debts, liabilities, obligations or losses of the Company beyond the amount of his or its actual respective Capital Contribution or any binding obligation to make additional Capital Contributions as set forth in Sections 8.01 and 8.02; except as is provided for in Section 6.07 herein.

6.03 List of Members. Upon written request of any Member, the Operating Manager shall provide a list showing the names, addresses and Membership Interests of all Members.

6.04 Approval of Sale of All Assets. The Members shall only have the right to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets which is to occur as part of a single transaction or plan, by the unanimous vote of the Members.

6.05 Company Books. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy, at the requesting Member's expense, Company documents required to be maintained by § 29-607 of the Arizona Act and any other information regarding the affairs of the Company as is just and reasonable for any purpose reasonably related to the Member's interest.

6.06 Priority and Return of Capital. Except as otherwise specifically provided in this this Operating Agreement, Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

6.07 Liability of a Member to the Company.

(a) A Member who rightfully receives the return, in whole or in part, of his contribution (as defined in §§ 29-703 through 706 of the Arizona Act) is nevertheless liable to the Company only to the extent now or hereafter provided by the Arizona Act.

(b) A Member who receives a distribution made by the Company:

(i) which is either in violation of this Operating Agreement, or

(ii) when the Company's liabilities exceed its assets (after giving effect to the distribution),

is liable to the Company for a period of six years after such distribution for the amount of the distribution.

ARTICLE VII

MEETINGS OF MEMBERS

7.01 Annual Meeting. The annual meeting of the Members shall be held at 10:00 am on the first Monday of every June in the offices of the Company or at such other time and/or place as shall be determined by resolution of the Members, commencing with the year 2007, for the purpose of the transaction of such business as may come before the meeting.

7.02 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Members.

7.03 Place of Meetings. The Members may designate any place, either within or outside the State of Arizona, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is called, the place of meeting shall be the principal office of the Company in the State of Arizona.

7.04 Notice of Meetings. Except as provided in Section 7.05, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered as provided in Section 15.01 not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

7.05 Meeting of all Members. If all of the Members shall meet any time and place, either within or outside of the State of Arizona, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting, lawful action may be taken.

7.06 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

7.07 Quorum. Members holding at least a majority of all Voting Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Voting Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Interests whose absence would cause less than a quorum.

7.08 Manner of Acting. If a quorum is present, the affirmative vote of Members present at the meeting holding a majority of the Voting Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Arizona Act, by the Articles of Organization, or by this Operating Agreement.

7.09 Proxies. At all meetings of Members, a Member may vote in person or by proxy

executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Operating Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote, and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof, in writing, signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

CONTRIBUTIONS TO THE COMPANY

8.01 Members' Initial Capital Contributions.

(a) The Members have heretofore initially contributed capital to the Company as follows:

NAME	INITIAL CAPITAL CONTRIBUTION
ISP V, LLC	Exchange of $1,800,000.00 in debt as stated in **Exhibit B.**
Cardinal Communications, Inc.	Non-cash consideration.

8.02 Additional Capital Contributions. In the event all of the Members determine that additional capital is needed for the operation of the Company business, they shall contribute such capital as the Board of Managers has determined is necessary. The Members may contribute to the Company the amount of such additional required Capital Contribution, pro rata in proportion to their respective Membership Interests in the Company, as the Members agree based upon the approval of the Members holding a majority of the Voting Interests. In the event that any Member fails to make an additional Capital Contribution approved by the Members, the other Members may contribute such additional amounts to make up such difference. The Member contributing such additional amount shall be entitled to an upward adjustment of his Membership Interest, and a downward adjustment to the non-contributing Member by a percentage equal to the portion of the additional amount advanced bears to the total positive capital of the Company at the time of such

advance.

8.03 Capital Accounts.

(a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of Net Profits and Net Losses; and (4) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code, and (4) allocations to such Member of any adjustments to the Company's book value required by Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(b) In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.03 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.03 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

(d) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with Article 13. The Company may offset damages for breach of this Operating Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

(e) Except as otherwise required in the Arizona Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

8.04 Withdrawal or Reduction of Members' Contributions to Capital.

(a) A Member shall not receive out of the Company's property any part of his

Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to such liabilities on a timely basis.

(b) No Member shall have the right to demand a return of such Member's Capital Contribution.

8.05 Form of Capital Contributions. An interest in the Company may be issued in exchange for a capital contribution or a written and signed promise to make a capital contribution in the future, or both. An interest in the Company may also be issued in exchange for anything of value to which all Members can agree. Except as otherwise provided in this Operating Agreement, the agreement of all Members is necessary to fix or modify the amount and character of the capital contributions that a Member shall make or shall promise to make in exchange for an interest in the Company.

ARTICLE IX

ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS and REPORTS

9.01 Allocations of Profits and Losses from Operations. The Net Profits and Net Losses of the Company for each fiscal year will be allocated to the Members in accordance with their respective P&L Ratios, which initially shall be as follows:

Member	P&L Ratio
Cardinal Communications, LLC	80 %
ISP V, LLC	20 %

9.02 Special Allocations to Capital Accounts.

Notwithstanding Section 9.01 hereof:

(a) All Company profits and taxable income shall be allocated to Cardinal Communications, LLC until the total amount of the Capital Account of Cardinal is four times the total amount of the Capital Account of ISP V, LLC.

(b) No allocations of loss, deduction and/or expenditures described in Section 705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or Code Section 705(a)(2)(B) expenditure which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital

Contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company profits pursuant to Section 9.01.

(c) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specifically credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created, as quickly as possible. It is the intent that this Section 9.02(b) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations Section 1.704-1(b)(2)(ii)(c) and such Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess, as quickly as possible.

(e) Notwithstanding any other provision of this Section 9.02, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulations Section 1.704-2(d) during a taxable year of the Company, then, the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 9.02(d) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

(f) Items of Company loss, deduction and expenditures described in Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with said Section 1.704-2(i) of the Treasury Regulations.

(g) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of

Company profit or loss for such period.

(h) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

(i) Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company other than to the contributing Member within five years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Section 704(c)(1)(A) of the Code if the property had been sold at its fair market value at the time of the distribution.

(j) In the case of any distribution by the Company to a Member, such Member shall be treated as recognizing gain in amount equal to the lesser of:

(i) the excess (if any) of (A) the fair market value of the property (other than money) received in distribution over (B) the adjusted basis of such Member's Membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

(ii) the Net Precontribution Gain (as defined in Section 737(b) of the Code) of the Member. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributee Member under Section 704(c)(1)(B) of the Code of all property which (A) had been contributed to the Company within five years of the distribution, and (B) is held by the Company immediately before the distribution, had been distributed by the Company to another Member. If any portion of the property distributed consists of property which had been contributed by the distributee Member to the Company, then such property shall not be taken into account under this Section 9.02(i) and shall not be taken into account in determining the amount of Net Precontribution Gain. If the property distributed consists of an interest in an Entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such Entity after such interest had been contributed to the Company.

(k) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member as consideration for a Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member as consideration for a Membership Interest, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). If under Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the

Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items of Section 704(c) of the Code.

(l) All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

(m) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 9.02(b), (c), and/or (d), hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.01 and 9.02 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Sections 9.02(b), (c) and/or (d) hereof had not occurred.

9.03 **Distributions**. Except as provided in Section 8.03(d), all distributions of cash or other property shall be made to the Members as follows:

(a) all distributions shall be allocated to ISP V, LLC until the sum of $1,800,000.00 has be distributed to ISP V, LLC;

(b) thereafter, all distributions shall be in accordance with the Members' respective membership interest percentages.

The Operating Manager shall make distributions on such schedule as determined by the Members holding a majority of the Voting Interests. Notwithstanding any other provisions hereof, no distributions shall be made to any Members during any period in which any amount loaned to the Company by any Member or any entity affiliated with a Member remains unpaid, it being the express intent of the Members that prior to any distribution, any amount contributed to the Company by a Member (a) as a Capital Contribution in excess of that Member's Membership Interest Percentage of all amounts contributed as Capital Contributions by all of the Members shall be returned to such Member and (b) as a loan to the Company by such Member or any affiliate thereof shall be repaid to such Member or its affiliate.

9.04 **Limitation Upon Distributions**. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company, after the distribution, are in excess of the liabilities of the Company, except that:

(a) liabilities to Members and former Members under §§ 29-703 and 29-707 of the Arizona Act and liabilities for which the recourse of creditors is limited to specified property

shall be excluded; and

(b) the fair value of property subject to a liability for which the recourse of creditors is limited to specified property shall be included in the assets of the Company only to the extent that the fair value of the property exceeds that liability.

9.05 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to the return of its Capital Contribution, except as otherwise specifically provided for herein.

9.06 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company with the approval of a majority of the Board of Managers.

9.07 Accounting Period. The Company's accounting period shall be the calendar year.

9.08 Records, Audits and Reports. At the expense of the Company, the Operating Manager shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at the principal office of the Company the following records:

(a) A current list of the full name and last known business, residence or mailing address of each Member and Manager, both past and present;

(b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

(d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

(e) Minutes of every annual, special meeting and court ordered meeting; and

(f) Any written consents obtained from Members for actions taken by Members without a meeting.

9.09 Returns and Other Elections. The Tax Matters Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. The

Tax Matters Manager of the Company shall be Steve Basmajian until such time as he shall resign or be removed by the Members holding a majority of the Voting Interest in the Company.

ARTICLE X

ASSIGNMENT OF MEMBERSHIP INTERESTS

10.01 Exclusive Method; General Prohibition. No Member may sell, exchange, pledge, encumber, transfer or otherwise assign, in whole or in part, any Membership Interest that such Member now owns or may hereafter acquire, except back to the Company or upon the express written consent of all of the other Members, which consent may be withheld by any Members at their discretion. Further, upon the death of a Member, the Company may repurchase that Member's Membership Interests at a price determined prior to that Member's death or for the fair market value of the Membership Interests as determined by the unanimous consent of all other Members. Upon the termination for cause of an employee who is also a Member, the Company shall have the first right to repurchase that employee/Member's Membership Interests at cost. Upon the termination of an employee who is also a Member for any reason other than cause, the Company shall have the first right to repurchase that employee/Member's Membership Interests for their fair market value.

10.02 Right of First Refusal.

(a) In the event that a Member ("Selling Member") desires to Dispose of all (but not less than all) of its Membership Interest (the "Offered Interest") to any Person other than a current Member (the "Offeror"), the proposed Disposition shall not be permitted unless the Selling Member shall afford the Company and the other Members a right of first refusal pursuant to this Section 11.4.

(b) Before Disposing of its Offered Interest in the Company, the Selling Member must provide to the Company and other Members at least thirty (30) days (the "Notice Period") prior written notice (the "Disposition Notice") of its intention to Dispose the Offered Interest. In the Disposition Notice, the Selling Member shall specify: (i) the price at which the Offered Interest is proposed to be sold or transferred (the "Offering Price"), which may not consist of consideration other than cash and/or promissory notes, (ii) the portion of their Membership Interest to be sold, (iii) the identity of the proposed Offeror or transferee, and (iv) any other material terms of the proposed Disposition.

(c) The Manager may elect, on behalf of the Company, within the first five (5) days of the Notice Period, to purchase the Offered Interest to be disposed of by the Selling Member at the Offering Price. The terms and conditions of the purchase by the Company shall be the terms and conditions of the proposed Disposition as set forth in the Disposition Notice. If the Company elects not to purchase the Offered Interest, the Company shall notify each non-selling Member. The notice shall state that the Company did not exercise its option to purchase the Offered Interest.

(d) If the Company elects not to purchase the Offered Interest, the Offered Interest, may be purchased by the non-selling Member on the same terms and at the same price available to the Company. The non-selling Member must give written notice to the Disposing Selling Member of the exercise of their option to purchase the Offered Interest before the expiration of the Notice Period. Alternatively, each non-selling Member may within the same 30-day period, notify the Manager of its desire to participate in the sale of that Member's Membership Interest on the terms set forth in the Disposition Notice.

(e) If neither the Company nor the non-selling Member shall have elected to purchase the entire Offered Interest covered by the Disposition Notice as provided in the foregoing subsections of this Section 11.4, the non-selling members shall be deemed to have consented, and the Selling Member may sell to Persons other than the Company and the non-selling Member, provided that any Disposition must be made on the terms and conditions and to the party specified in the Disposition Notice.

(f) Unless otherwise agreed, the closing of any sale of a Membership Interest shall take place at the Company's principal office. Once transferred, the Membership Interest shall be subject to all of the terms and conditions of this Agreement, and any third party purchaser shall agree to be bound by the terms and conditions of the Agreement as a condition concurrent with the transfer of the Membership Interest by signing the original Agreement maintained by the Company.

10.03 Transfer of Interest by Members. Notwithstanding the provision of Section 10.01, subject to any restrictions on transferability by operation of law or contained elsewhere in this Agreement, a Member may assign, sell, pledge, hypothecate or otherwise encumber (hereafter "assign") all or a portion of its Membership Interest to the Company, or to a family trust in which the Member is the sole trustee; to an Entity in which the Member has voting control, or to a Person or Entity which is already a Member of the Company.

10.04. Transfer Without Consent. Any purported assignment of a Membership Interest which is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever.

10.05 Substituted Member. An assignee of any Member's Membership Interest which is approved as set forth herein, may become a substituted Member in place of its assignor provided: (i) a duly executed and acknowledged written instrument setting forth the intention of the assignor that the assignee become a substituted Member in its place is delivered to all the other Members; (ii) all the other Members consent in writing to substitution of the assignee as a substituted Member, which consent may be withheld in their sole and absolute discretion; (iii) the assignee executes a signature page to this Agreement, accepting, adopting and agreeing to be bound by all the terms and conditions of this Operating Agreement; (iv) the assignor and assignee execute and acknowledge such other instruments, in form and substance satisfactory to the other Members, as the other Members may deem necessary or desirable to effect such substitution; and (v) to the extent the assignor is personally liable for or has any personal obligation for Company debts,

obligations, or liabilities, the assignee must have executed, acknowledged and delivered to each Person or Entity to which the assignee, as a Member of the Company, is personally obligated, such documents which such Person or Entity deems necessary or appropriate to obligate the assignee, provided, however, that no other Member's personal liability or obligations may be increased or adversely affected thereby, and provisions therefor, in form and substance acceptable to the other Members, in their sole and absolute discretion, must be included in any such agreement.

10.06 **Bankruptcy of a Member.** A Member shall be considered bankrupt if the Member files a petition in bankruptcy (or an involuntary petition in bankruptcy is filed against the Member and the petition is not dismissed within sixty (60) days) or makes an assignment for the benefit of creditors or otherwise takes any proceeding or enters into any agreement for compounding such Member's debts other than by the payment of them in the full amount thereof, or is otherwise regarded as insolvent under any Colorado insolvency act. The Effective Date of a Member's bankruptcy shall be the date that the other Member, having learned of the Member's bankruptcy, gives notice in writing stating that the Member is regarded as bankrupt under this Agreement, such notice to be served personally or by leaving the same at the place of business of the Company. As of the Effective Date, the bankrupt Member shall have no further rights as a Member of the Company, except to receive the share of profits or other compensation by way of income and return of contribution to which such Member would otherwise have been entitled.

10.07 **Sale of the Company or Its Assets.** The Company may sell all or substantially all of its assets or the Members may sell all of the Membership Interests in the Company if the Members unanimously approve such transaction pursuant to Section 6.04 hereof. In the event that the Company receives an offer to purchase all or substantially all of its assets or the Members receive an offer to purchase all, but not less than all, of the Membership Interests (either, a "Purchase Offer"), and one of the Members (the "Approving Member") elects to accept the Purchase Offer, the Purchase Offer shall be deemed to be accepted and the Company or the Members, as appropriate, shall take such actions as are necessary to effect the transaction described in the Purchase Offer unless the other Member (the "Disapproving Member") commits in writing to purchase the Membership Interest of the Approving Member for a consideration which is no less favorable to the Approving Member in amount, timing and terms, as the consideration the Approving Member would have received had the Purchase Offer been accepted.

ARTICLE XI

ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

11.01 **Issuance of Additional Membership Interests**. The Company may issue additional Membership Interests after the date hereof on such terms and conditions as the Board of Managers may determine in its sole and absolute discretion, provided that if the value of the contribution proposed to be made for each Membership Interest by the Person or Entity to whom the Membership Interest is proposed to be issued is less than the amount contributed by any Member for each of its Membership Interests, no such issuance shall occur until the transaction has been approved in writing by all of the Members.

11.02. Admission as Member. A Person becomes a Member by one of the following:

(a) being identified as a Member in the initial Articles of Organization;

(b) being identified as a Member in and signing in Person or by an attorney-in-fact this Operating Agreement; or

(c) being identified as a Member in a written statement signed by all Members of the Company.

11.03 Member Consent. Each Member of the Company agrees that by becoming a Member, he or she consents to the transactions permitted in Section 11.01 above and agrees to execute and deliver such consent documents as the Company deems necessary or appropriate to otherwise formalize and memorialize each Member's consent.

ARTICLE XII

DISSOLUTION AND WINDING UP

12.01 Dissolution. The Company shall be dissolved upon the occurrence of either of the following events:

(a) the affirmative vote of Members holding at least 67% of the Voting Interests of the Members,

(b) by one or more Members who on dissolution and liquidation of the assets of the Company would be entitled to receive assets valued at more than one-half of the value of all assets distributed to all Members on liquidation; or

(c) the disposition of all or substantially all of the Company's assets.

12.02 Winding Up. In the event of dissolution as provided in Section 12.01, the assets of the Company shall be paid and distributed pursuant to Article 13.

ARTICLE XIII

LIQUIDATION

13.01 Distributions on Liquidation. Upon dissolution of the Company as provided in Section 12.01, the Company immediately shall commence to wind up its affairs and liquidate. The Company assets shall be distributed in payment of the liabilities of the Company and to the Members in liquidation of the Company in the following order:

(a) to creditors, including Members who are creditors, to the extent permitted

by law, in satisfaction of liabilities of the Company other than liabilities for distributions to Members and former Members under §§ 29-703 and 707 of the Arizona Act;

(b) except as provided in the Operating Agreement, to Members and former Members in satisfaction of liabilities for distributions under §§ 29-703 and 707 of the Arizona Act; and

(c) to the Members in the manner provided in § 29-703(B) of the Arizona Act.

13.02 <u>Time and Method of Liquidating Distributions</u>. Except to the extent distributions are required to be made within an earlier time period under Section 13.01(d), a reasonable time, as determined by the Operating Manager, not to exceed six months, shall be allowed for the orderly liquidation of the Company and the discharge of liabilities to the creditors so as to enable the Operating Manager to minimize any losses attendant upon liquidation. Subject to the limitation contained in Section 13.01(e), the Operating Manager may complete the liquidating distributions due the Members by either or a combination of the following methods as the Operating Manager shall determine:

(a) Selling the Company assets and distributing the net proceeds therefrom to each Member in satisfaction of such Member's Membership Interest; or

(b) Distributing the Company assets to the Members in kind, each Member receiving an undivided interest in the Company assets in satisfaction of such Member's Membership Interest.

The Operating Manager is authorized to do any and all acts and things authorized by law for the purpose of winding upon the Company's affairs and liquidating and distributing its assets. Distributions in accordance with the provisions of this Article 13 upon termination and dissolution of the Company will constitute a complete return to the Members of their interests in the Net Profits of the Company.

13.03 <u>Profits, Gains and Losses During Winding Up</u>. The Members shall continue to share Profits and Losses during the winding up of the Company's affairs in accordance with their Membership Interests as if the Company were not winding up its affairs. Subject to the limitation contained in Section 13.01(e), any gain or loss on disposition of Company assets in the process of liquidating and winding up its affairs shall be credited or debited to the Members in accordance with Article 6. Any Company assets distributed in kind to the Members in the liquidation shall be valued and treated as though the assets were sold and the cash proceeds were distributed. The difference between the value of each asset distributed in kind and its tax basis shall be treated as a gain or loss on sale of the asset and shall be credited or debited to the Members in accordance with Article 6.

13.04 <u>Filings</u>. Upon liquidation, the Operating Manager shall cause to be filed a Statement of Intent to Dissolve and Articles of Dissolution as required by §§ 7-80-803 and 7-80-807 of the Act, and such other filings as are required by the Code and the Arizona Act.

13.05 Liability of Members Upon Liquidation. The Operating Manager shall not be personally liable for the return of Capital Contributions of the Members, it being understood that any such return shall be solely from Company assets. No Member shall have the right to demand or receive property other than cash for such Member's Membership Interest.

ARTICLE XIV

INVESTMENT REPRESENTATIONS

The undersigned Members understand (a) that the Membership Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, the Arizona Securities Act, or any other state securities laws ("Securities Acts") because the Company is issuing these Membership Interests in reliance upon exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering; (b) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment; and (c) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

Accordingly, each Member hereby confirms to the Company that such Member is acquiring the Membership Interests for such own Member's investment and not with a view to the resale or distribution thereof. Each Member agrees not to transfer, sell or offer for sale any portion of the Membership Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of Membership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member or in complying with any exemption from registration under the Securities Acts if such Member should, at a later date, wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interest are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid for by such Member for at least three years.

Prior to acquiring the Membership Interest, each Member has made an investigation of the Company and its business and have made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire the Membership Interest. Each Member considers himself or itself to be a Person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Membership Interest.

Each Person or Entity that acquires an additional Membership Interest pursuant to Section

11.01 agrees that by becoming an Additional Member, he or it agrees and confirms that the representations contained in this Article 14 are true and correct.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.01 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement or, with regard to Additional Members, as provided to the Company at the time of issuance of the Membership Interest. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States Mail, addressed and sent as aforesaid.

15.02 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Operating Manager in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

15.03 Application of Arizona Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Arizona, and specifically, the Arizona Act.

15.04 Waiver of Action for Partition. Each Member irrevocably waives, during the term of the Company, any right that he may have to maintain any action for partition with respect to the property of the Company.

15.05 Amendments. This Operating Agreement may not be amended except by the affirmative vote of all Members.

15.06 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers or attorney and other instruments necessary to comply with any laws, rules or regulations.

15.07 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

15.08 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

15.09 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.11 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.12 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

15.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

15.14 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.15 Records to be kept at the Arizona registered office. Pursuant to A.R.S. § 29-607, the Company shall keep at its Arizona registered office the following: a current list of the full name and last known address of each Member, a copy of the initial Articles of Organization and all amendments, copies of all written operating agreements and amendments thereto, written promises by a Member to make capital contributions, copies of the Company's income tax returns for the three most recent years, and copies of any financial statements of the Company for the three most recent years. The Operating Manager shall cause to be sent to Statera copies of all documents mentioned in this Section 15.15.

15.16 Life Insurance for Members and Managers. The Company may obtain life insurance policies on any Member or Manager upon the affirmative vote of all Members.

CERTIFICATE

The undersigned hereby agree, acknowledge and certify that the foregoing Operating Agreement of Cardinal Connect, LLC was adopted by the Members of the Company effective as of May 26, 2006.

MEMBERS:

CARDINAL COMMUNICATIONS, INC.

By: ______________________
Edouard Garneau, President

ISP V, LLC

By: ______________________
Steve Basmajian, Managing Member

MANAGERS:

____
Steve Basmajian, Operating Manager

____
Mark Daus, Board of Managers

EXHIBIT A

CERFTIFICATE OF MEMBERSHIP INTERESTS

Cardinal Connect, LLC
an Arizona limited liability company

10,000 MEMBERSHIP INTERESTS AUTHORIZED FOR ISSUE

CERTIFICATE NUMBER	MEMBERSHIP INTERESTS
1	8,000

This certifies that Cardinal Communications, Inc. is the owner of 8,000 Membership Interests of Cardinal Connect, LLC (the "Company") and transferable only on the books of the Company by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

In witness whereof, the Company has caused this Certificate to be signed by its duly authorized Manager effective as of May 26, 2006.

____
Steve Basmajian, Operating Manager

TRANSFER ENDORSEMENT

For value received, the undersigned hereby sells, assigns, transfers and convey unto __________________________ _______ Membership Interests in Cardinal Connect, LLC represented by this undersigned's Attorney to transfer said Membership Interest on the books of the Company, with full power and substitution in the premises.

Dated ________________

____
SIGNATURE

CERFTIFICATE OF MEMBERSHIP INTERESTS

Cardinal Connect, LLC
an Arizona limited liability company

10,000 MEMBERSHIP INTERESTS AUTHORIZED FOR ISSUE

CERTIFICATE NUMBER	MEMBERSHIP INTERESTS
2	2,000

This certifies that ISP V, LLC is the owner of 2,000 Membership Interests of Cardinal Connect, LLC (the "Company") and transferable only on the books of the Company by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

In witness whereof, the Company has caused this Certificate to be signed by its duly authorized Manager effective as of May 26, 2006.

____
Steve Basmajian, Operating Manager

TRANSFER ENDORSEMENT

For value received, the undersigned hereby sells, assigns, transfers and convey unto
________________________ ______ Membership Interests in Cardinal Connect, LLC
represented by this undersigned's Attorney to transfer said Membership Interest on the books of the Company, with full power and substitution in the premises.

Dated ________________

____
SIGNATURE

Exhibit B

Exchange of Debt

EXHIBIT B

to

Operating Agreement of Cardinal Connect, LLC

PLEDGE AND SECURITY AGREEMENT
RE EXCHANGE OF DEBT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or modified from time to time, this "Pledge Agreement") is dated as of May 26, 2006, and is by CARDINAL CONNECT, LLC. (sometimes referred to herein as "Pledgor"), on the one hand, in favor of ISP V, LLC ("ISP" or "Secured Party"), on the other hand.

STATEMENT OF PURPOSE

A. Simultaneously with the entering into of this Pledge Agreement, Pledgor shall have executed the Operating Agreement of Cardinal Connect, LLC, an Arizona Limited Liability Company ("the CCOA"). As an initial capital contribution under CCOA, ISP exchanged $1,500,000.00 of indebtedness ("the Indebtedness") to Cardinal Communications for its interest in Cardinal Connect, LLC.

B. As a condition of entering into the CCOA and for such exchange of debt, the ISP as Secured Party has required that Cardinal Connect, LLC as Pledgor secure its obligations under the CCOA pursuant to the terms of this Pledge Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

THE SECURITY INTERESTS

Section 1.1 Exchange of Debt

The Secured Party hereby exchanges the Indebtedness for the security interests and other consideration set forth herein. All previously existing instruments evidencing the Indebtedness have been or are hereby cancelled, and have been or will be delivered to the Pledgor, marked "Cancelled."

Section 1.2 The Security Interests

The Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in the "GalaVu Assets" (the "Pledged Interests") as that term is defined in the Agreement Between Livonia Pty. Ltd., Entertainment Media & Telecoms Corporation Limited, and Cardinal (the "EMT Agreement"). A copy of this agreement is attached to this Pledge Agreement.

Section 1.3 Security for Obligations

This Pledge Agreement secures the payment of (i) all amounts now or hereafter payable by the Pledgor to the Secured Party under the CCOA, and (ii) all obligations and liabilities now or hereafter payable by the Pledgor under, arising out of or in connection with this Pledge Agreement (all such indebtedness, obligations and liabilities being herein called the "Obligations").

Section 1.4 Delivery of Pledged Interests

Upon request, all certificates or instruments representing or evidencing the Pledged Interests shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party.

Section 1.5 Effectiveness

The parties acknowledge that ISP's manager, Steve Basmajian, intends to act as a manager of Cardinal Connect, LLC. To avoid any actual or potential conflict, the Pledged Interests shall continue to secure the CCOA in the event that Mr. Basmajian resigns or is terminated from or ceases to act in any such capacity.

Section 1.6 Termination of Security Interests; Release of Pledged Interests

Upon the full and final payment of the obligations to the Secured Party under the CCOA, the security interests in the Pledged Interests shall terminate and all rights to the Pledged Interests shall revert to the Pledgor. In addition, at any time and from time to time prior to such termination of the security interests, the Secured Party may release any of the Pledged Interests. Upon any such termination of the security interests or any release of the Pledged Interests, the Secured Party will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests or the release of the Pledged Interests.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants as follows:

Section 2.1 Contravention and Transfer

The execution, delivery and performance by the Pledgor of this Pledge Agreement, to the best knowledge of Pledgor, require no action by or in respect of, or filing with, any governmental body agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any material

agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgor or result in the creation or imposition of any lien (other than the lien of this Pledge Agreement) upon any of their respective assets.

Section 2.2 Binding Effect

This Pledge Agreement constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3 Title to Pledged Interests

Except as otherwise disclosed to ISP in this Pledge Agreement and from ISP's own inspection and review of the GalaVu Assets, the Pledgor owns its rights to the Pledged Interests free and clear of any liens or other restrictions other than the security interests granted hereby, or as otherwise disclosed to the Secured Party.

Section 2.4 Pledged Interests

All Pledged Interests have been duly authorized and validly issued, and are fully paid and non-assessable, and are subject to no options to purchase or similar rights of any person. Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.

ARTICLE III

COVENANTS

The Pledgor agrees that so long as any Obligation remains unpaid:

Section 3.1 Filing; Further Assurances

The Pledgor will execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Pledged Interests.

Section 3.2 Liens on Pledged Collateral

The Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Interests, or the assets underlying the Pledged Interests, or create or suffer to exist any lien (other than security interests in favor of the Secured Party) on any Pledged Interests. Pledgor will pay all costs necessary to obtain, preserve, defend, and enforce the security interest

granted hereby, and to protect the Pledged Interests and the security interests of the Secured Party, including without limitation the payment of taxes, assessments, reasonable attorneys' fees, legal expenses and expenses of sale.

ARTICLE IV

REMEDIES

Section 4.1 UCC Rights

If an event of default shall have occurred and be continuing, the Secured Party may in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Secured Party at law or equity.

Section 4.2 Application of Proceeds

Subject to Pledgor's Redemption Right (as that term is defined in the Debenture), Pledgor expressly agrees that if an event of default shall occur and be continuing, following written notice with a reasonable opportunity to cure, the Secured Party, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Pledgor or any other person (all of which demands and/or notices are hereby waived by the Pledgor), may forthwith collect, receive, appropriate and realize upon the assets underlying the Pledged Interests and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver such assets (or contract to do so) or any part thereof at public or private sale, at any office of the Secured Party or elsewhere in such manner as is commercially reasonable and, as the Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale, and, if the assets underlying the Pledged Interests are of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the assets underlying the Pledged Interests so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Pledgor waive all claims, damages and demands against the Secured Party arising out of the foreclosure, repossession, retention or sale of the such assets.

Section 4.3 Rights of Purchasers

Upon any sale of the assets underlying the Pledged Interests (whether public or private) the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the assets so sold. Each purchaser (including the Secured Party) at any such sale shall hold the assets so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Pledgor who, to the extent permitted by law, hereby specifically waives all rights of redemption.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices

All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth in the Debenture or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Pledge Agreement. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Pledge Agreement.

Section 5.2 Waivers, Non-Exclusive Remedies

No failure on the part of the Secured Party to exercise, and no delay in exercising, no course of dealing with respect to, any right under this Pledge Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under this Pledge Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights of the Secured Party under this Pledge Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 5.3 Successors and Assigns

This Pledge Agreement is for the benefit of the Secured Party and may not be transferred or assigned. This Pledge Agreement shall be binding upon the Pledgor and their successors and assigns.

Section 5.4 Amendments and Waivers

Any provision of this Pledge Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Secured Party.

Section 5.5 Delivery and Governing Law

This Pledge Agreement has been delivered in Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Colorado are governed by the laws of such jurisdiction.

Section 5.6 Limitation by Law; Severability

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry

out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 5.7 Counterparts; Effectiveness

This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Pledge Agreement shall become effective when the Secured Party shall have received counterparts hereof signed by itself and the Pledgor.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

PLEDGOR:

Cardinal Connect, LLC.

By Cardinal Communications, Inc., Member

By: [signature]

Its: CEO

By [signature]

Steven Basmajian, Manager

By [signature]

Mark Daus, Manager

SECURED PARTY:

ISP V, LLC

By: [signature]

Its: Managing Partner